As filed with the Securities and Exchange Commission on February 24, 2000
Registration No. 333-_________

Securities and Exchange Commission
Washington, D.C. 20549

_____________________________________________

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________________________________

ADVANCE PARADIGM, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	75-2493381 (I.R.S. Employer Identification Number)

545 East John Carpenter Freeway, Suite 1570
Irving, Texas 75062
(972) 830-6199
(Address, Including Zip Code,
and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)
_____________________________________________

David D. Halbert
Chairman of the Board, President & Chief Executive Officer
545 East John Carpenter Freeway
Suite 1570
Irving, Texas 75062
(972) 830-6199
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With a copy to: J. Kenneth Menges, Jr., P.C. Akin, Gump, Strauss, Hauer & Feld, L.L.P. 1700 Pacific Avenue, Suite 4100 Dallas, Texas 75201 (214) 969-2800

____________________________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _____________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share (1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, par value $0.01 per share	231,884 shares	$21.97	$5,094,491	$1,345

(1)

Estimated pursuant to rule 457(c) solely for the purpose of calculating the amount of the registration fee based on the average of the high and low prices of the Common Stock reported by the Nasdaq National Market on February 22, 2000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(A), may determine.

Subject to Completion, Dated February 24, 2000

PROSPECTUS

231,884 Shares

ADVANCE PARADIGM, INC.

Common Stock

_________________________________

          The shares covered by this prospectus may be sold, from time to time, by the selling stockholder.

          Our common stock is traded on the Nasdaq National Market under the symbol "ADVP." On February 22, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $23.125 per share.

          Investing in our common stock involves certain risks. Therefore, you should carefully consider the risk factors incorporated by reference from our annual report on Form 10-K into this prospectus. For additional information on Risk Factors, see page 3.

_________________________________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 24, 2000.

TABLE OF CONTENTS

ADVANCE PARADIGM, INC.

          We are a leading independent provider of health benefit management services designed to improve the quality of care delivered to health plan members while helping health plan sponsors reduce overall benefit costs.

          We generate revenues from providing services to two primary customer groups: health plan sponsors and pharmaceutical manufacturers. We support a broad range of health plan sponsors through our pharmacy benefit management and disease management services. We provide our clinical research services primarily to pharmaceutical manufacturers. We also work closely with pharmaceutical manufacturers in negotiating lower drug costs for our health plan sponsor customers.

          We offer our customers:

  pharmacy benefit management programs that take advantage of our clinical expertise, advanced data processing capabilities, mail services and ability to negotiate favorable terms from pharmaceutical manufacturers;
  disease management programs that seek to improve plan members' health care and quality of life, while reducing long-term costs; and
  clinical research programs that help pharmaceutical manufacturers demonstrate the effectiveness of their products, study patterns of health care utilization and research and analyze the outcome of the care.

          Our revenues and profits have grown rapidly as we have expanded our business. Our total revenues increased from $91.3 million in fiscal year 1995 to $774.8 million in fiscal year 1999. Our net income increased from $24,000 in fiscal year 1995 to $12.7 million in fiscal year 1999. For the three months ended December 31, 1999, our total revenues increased to $553.4 million from $200.2 million in the three months ended December 31, 1998, and our net income increased to $5.3 million from $3.2 million in the three months ended December 31, 1998. For the nine months ended December 31, 1999, our total revenues increased to $1.4 billion from $545.6 million in the nine months ended December 31, 1998, and our net income increased to $14.9 million from $9.1 million in the nine months ended December 31, 1998. We currently serve an estimated 27 million individuals enrolled in our customers' health plans. We currently process over 7 million prescription claims per month through a network of over 53,000 retail pharmacies and dispense over 150,000 prescriptions per month through our mail pharmacy operations. We provide disease management programs to health plan sponsors, some of which enroll in multiple programs, resulting in a total contractual base of 12 million covered lives. Our clinical research operations participated in 60 clinical trials and 21 surveys in fiscal year 1999.

          Pharmacy benefit management. We offer a broad range of clinical, data and mail services to our health plan sponsor customers, which include managed care organizations, third-party health plan administrators, insurance companies, government agencies, employer groups and labor union-based trusts. Our pharmacy benefit management customer base included over 1,200 health plan sponsors at December 31, 1999. Our programs include:

  Clinical services. Our clinical services professionals work closely with health plan sponsors to design and administer pharmacy benefit plans for plan members. Through our use of formularies -- which are lists of health plans' preferred drugs --- and other techniques, we help our customers promote clinically appropriate drug use while reducing drug costs.
  Data services. We process prescription claims submitted on-line by pharmacists in our retail network on behalf of the individual members of our customers' health plans. We have increased the number of claims processed for our customers from approximately 1.5 million claims in fiscal year 1995 to over 50 million claims in fiscal year 1999.
  Mail services. Our mail pharmacy operations typically dispense drugs in the form of a three-month supply of medications for chronic conditions. While the vast majority of prescriptions are submitted by mail, health plan members are currently using the Internet to place approximately ten percent of our mail service refills. Our Internet business has grown substantially and we are expanding our Internet capabilities to provide broader services to individuals enrolled in our customer's health plans.

          Disease management. Our disease management programs are designed to help health plan sponsors manage the cost and treatment of specific diseases, such as congestive heart failure and diabetes. We believe that our programs help improve medical outcomes and lower the cost of health care delivery for our customers. Our programs have five principal elements:

  Data integration. We compile and analyze medical, pharmacy and other relevant data for a particular group of health plan members.
  Case finding. We identify patients from this group who have the disease specified by the particular study and who we believe are at high risk of severe illness.
  Treatment assessment. We compare the treatment received by identified patients with nationally accepted treatment guidelines.
  Targeted intervention. We intervene with identified patients by educating them about their disease and with physicians by providing information about treatment guidelines.
  Outcomes analysis. We measure the results of our intervention by tracking the identified patients' medical outcomes and monitoring ongoing compliance with their treatment programs.

          Clinical research. We provide clinical research programs primarily to pharmaceutical manufacturers. Our acquisitions of Baumel-Eisner Neuromedical Institute, Inc. and Innovative Medical Research, Inc. provide us with the platform to conduct these programs. Our current clinical research operations have two components:

  Clinical trials. We provide key functions in the clinical trial process to our pharmaceutical manufacturer customers and to the clinical research organizations they hire. On behalf of our customers, we recruit patients and physicians to participate in trials, administer trials as designed by the customers and measure patients' results.
  Outcomes studies. We conduct studies of medical outcomes for our pharmaceutical customers. We survey patients and their medical histories in order to better understand diseases and develop tools, such as questionnaires and decision trees, to diagnose diseases. In addition, we conduct surveys which measure physicians' knowledge and behavior in order to develop educational materials designed for each individual physician.

          We are incorporated under the laws of the State of Delaware. Our principal executive office is located at 545 East John Carpenter Freeway, Suite 1570, Irving, Texas 75062. Our telephone number is (972) 830-6199 and our website can be found at http://www.advanceparadigm.com.

          Additional information concerning us is included in the company reports and other documents incorporated by reference in this prospectus.

RISK FACTORS

          Before acquiring our common stock, you should carefully consider all of the information in this prospectus, any prospectus supplement and the documents and risk factors incorporated herein by reference.

UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

          This prospectus, any prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on the beliefs of our management as well as assumptions made by us and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those risks, uncertainties and assumptions discussed in this prospectus and in our filings under the Exchange Act and those related to the following:

  our financial position;
  our business strategy;
  future business prospects;
  projected or anticipated program developments or introductions;
  possible acquisitions and alliances; and
  projected revenues, working capital, liquidity, capital needs, interest costs and income.

          Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein which could cause actual results to differ.

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf registration" process. Under this shelf process, the selling stockholder, or its pledgees, donees, transferees or other successors-in-interest may, from time to time, sell our common stock described in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

USE OF PROCEEDS

          We will not receive any of the money from the sale of the common stock offered by the selling stockholder.

SELLING STOCKHOLDERS

          The following table sets forth the name of the selling stockholder, the number of shares of our common stock beneficially owned by the selling stockholder immediately before the date of this prospectus, the number of shares covered by this prospectus, the number of shares of our common stock to be beneficially owned by the selling stockholder upon completion of this offering, and the percentage of shares to be owned by the selling stockholder upon completion of this offering. However, because the selling stockholder may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that the selling stockholder may retain after completion of the offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of our common stock are bought or sold by the selling stockholder.

Name	Beneficial Ownership of Shares Prior to Offering	Number of Shares Covered by this Prospectus	Number of Shares to be Owned After Offering	Percentage of Shares to be Owned After Offering
BabyCenter, Inc. Total	231,884	231,884 _______ 231,884	-0-	-0-

PLAN OF DISTRIBUTION

          The shares may be sold or distributed from time to time by or for the account of the selling stockholder in transactions on Nasdaq, in privately negotiated transactions, in a combination of such methods, or by any other legally available means. The selling stockholder may conduct these methods of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholder may effect these transactions directly, or indirectly through broker-dealers or agents acting on their behalf. In connection with such sales, broker-dealers or agents may receive compensation in the form of commissions or discounts from the selling stockholders or the purchasers of the shares for whom they act as agent or to whom they sell shares as principal or both.

          The shares may be sold from time to time by the selling stockholder, or by pledgees, donees, transferees or other successors in interest. The selling stockholder may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default, the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

          Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to our common stock except in accordance with applicable law. In addition and without limiting the foregoing, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934, including Rule 10b-5 and Regulation M, which may limit the timing of purchases and sales of any of the shares by the selling stockholder. All of the foregoing may affect the marketability of our common stock.

          We have agreed to maintain the effectiveness of this Registration Statement until the earlier of January 18, 2002 or the sale of all of the shares pursuant to this prospectus. We will not receive any of the proceeds from the sale of the shares offered pursuant to this prospectus. We will bear all expenses incident to the registration of the shares under federal and state securities laws and the sale of the shares hereunder other than expenses incident to the delivery of the shares to be sold by the selling stockholder. Any transfer taxes payable on any shares and any commissions and discounts payable to underwriters, agents or dealers shall be paid by the selling stockholder.

          In order to comply with various states' securities laws, if applicable, the shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the common stock may not be sold unless it has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

          Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas, is passing on the validity of the shares of our common stock to be offered in this offering.

EXPERTS

          The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          Government filings. We file annual, quarterly and special reports with the Securities and Exchange Commission. You may read and copy any document that we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. The Securities and Exchange Commission's Washington, D.C. public reference room is located at 450 Fifth Street N.W., Washington, D.C. 20549. You may also call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to you free of charge at the Securities and Exchange Commission's website at http://www.sec.gov or our website at http://www.advanceparadigm.com.

          Stock market. Our common stock is traded on the Nasdaq National Market under the symbol "ADVP." Material filed by us can be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

          Information incorporated by reference. The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede previously filed information, including information contained in this document.

          We incorporated by reference the documents listed below and any future filings we will make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until this offering has been completed:

  our Annual Report on Form 10-K for the year ended March 31, 1999;
  our Quarterly Report on Form 10-Q for the quarter ended June 30, 1999;
  our Quarterly Report on Form 10-Q for the quarter ended September 30, 1999;
  our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999;
  our Proxy Statement dated October 22, 1999 regarding the annual meeting of stockholders; and
  our Current Report on Form 8-K filed on April 15, 1999, as amended.

          We also incorporated by reference into this Prospectus the following documents filed with the Securities and Exchange Commission pursuant to the Securities Act:
(a)

the description of our Common Stock contained in our Registration Statement on Form S-1 (No. 333-06931) filed with the Securities and Exchange Commission on June 26, 1996, as amended by Amendment No. 1 thereto filed on July 10, 1996, Amendment No. 2 thereto filed on September 11, 1996, Amendment No. 3 thereto filed on September 30, 1996, and Amendment No. 4 thereto filed on October 8, 1996.

          You may request free copies of these filings by writing or telephoning us at the following address:

Advance Paradigm, Inc.
Attn: Investor Relations
545 East John Carpenter Freeway
Suite 1570
Irving, Texas 75062
(972) 830-6199

You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the documents.

231,884 Shares

ADVANCE PARADIGM, INC.

Common Stock

______________________________

PROSPECTUS
______________________________

February 24, 2000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 --- Other expenses of issuance and distribution

          The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by Advance Paradigm, Inc. in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission Filing Fee	$ 1,345
Legal Fees and Expenses	10,000
Accounting Fees and Expenses	4,500
Printing and Engraving Expenses	5,000
Miscellaneous Expenses	5,000
Total	$ 25,845

ITEM 15 --- Indemnification of directors and officers

          Advance Paradigm, Inc., a Delaware corporation (the "Company"), is empowered by Section 145 of the Delaware General Corporation Law (the "Delaware Act"), subject to the procedures and limitations stated therein, to indemnify certain parties. Section 145 of the Delaware Act provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct set forth by: (i) the stockholders; (ii) the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (iii) a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or (iv) an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

          Section 145 provides further that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          Article 9 of the Company's Amended and Restated Certificate of Incorporation (the "Certificate"), provides that the Company shall indemnify any and all persons whom it has the power to indemnify under Section 145 of the Delaware Act to the fullest extent permitted under such section, and such indemnity shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Article 9 of the Company's Certificate eliminates the personal liability of the Company's directors to the fullest extent permitted under Section 102(b)(7) of the Delaware Act, as amended. Such section permits a company's certificate of incorporation to eliminate or limit personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the Delaware Act (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

          The right to indemnification under Article 9 of the Certificate is a contract right which includes, with respect to directors and officers, the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its disposition; provided, however, that, if the Delaware Act requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under Article 9 or otherwise.

          As set forth below, Article 8 of the bylaws of the Company (the "Bylaws") provides for indemnification of directors, officers, employees and agents, and Section 8.7 of the Bylaws provides for the authority to purchase insurance with respect to indemnification of directors, officers, employees and agents.

          Article 8 of the Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, to the fullest extent permitted by Delaware law.

          The Company maintains directors' and officers' liability insurance in accordance with Delaware law.

ITEM 16 --- Exhibits

          The following Exhibits are filed as part of this Registration Statement:

Exhibit Number		Description
3.1	---

Amended and Restated Certificate of Incorporation of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-06931, and incorporated herein by reference)

3.2	---

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective October 11, 1996 (previously filed in connection with the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, Commission File No. 000-21447 and incorporated herein by reference)

3.3	---

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective November 12, 1999 (previously filed in connection with the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, Commission File No. 000-21447 and incorporated herein by reference)

3.4	---	Amended and Restated Bylaws of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-06931, and incorporated herein by reference)
4	---

Form of Stock Certificate of common stock of the Company (previously filed in connection with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by Reference)

5*	---	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	---	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5)
23.2*	---	Consent of Arthur Andersen LLP
24*	---	Power of Attorney (included on the signature page of this Registration Statement)

__________
*filed herewith

ITEM 17 --- Undertakings
(a)	The undersigned Company hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;
(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

	(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.
(b)

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13 (a) or section 15 (d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 24, 2000.

ADVANCE PARADIGM, INC.

By:	/S/ DAVID D. HALBERT _____________________________________ David D. Halbert Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints David D. Halbert and T. Danny Phillips, and each of them, with the power to act without the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign on his behalf individually and in each capacity stated below any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on February 24, 2000.
Signature	Title
/S/ DAVID D. HALBERT ___________________________________________ David D. Halbert	Chairman of the Board, President and Chief Executive Officer
/S/ JON S. HALBERT ___________________________________________ Jon S. Halbert	Chief Operating Officer, Executive Vice President and Director
/S/ T. DANNY PHILLIPS ___________________________________________ T. Danny Phillips	Chief Financial Officer, Senior Vice President, Secretary and Treasurer (Principal Financial and Accounting Officer)
/S/ DAVID A. GEORGE ___________________________________________ David A. George	Executive Vice President and Director
/S/ ROGERS K. COLEMAN ___________________________________________ Rogers K. Coleman	Director
/S/ STEPHEN L. GREEN ___________________________________________ Stephen L. Green	Director
/S/ JEFFREY R. JAY ___________________________________________ Jeffrey R. Jay	Director
/S/ MICHAEL D. WARE ___________________________________________ Michael D. Ware	Director

INDEX TO EXHIBITS
Exhibit Number		Description
3.1	---

Amended and Restated Certificate of Incorporation of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-06931, and incorporated herein by reference)

3.2	---

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective October 11, 1996 (previously filed in connection with the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, Commission File No. 000-21447 and incorporated herein by reference)

3.3	---

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective November 12, 1999 (previously filed in connection with the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999, Commission File No. 000-21447 and incorporated herein by reference)

3.4	---	Amended and Restated Bylaws of the Company (previously filed in connection with the Company's Registration Statement on Form S-1, Commission File No. 333-06931, and incorporated herein by reference)
4	---

Form of Stock Certificate of common stock of the Company (previously filed in connection with the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and incorporated herein by Reference)

5*	---	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
23.1*	---	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5)
23.2*	---	Consent of Arthur Andersen LLP
24*	---	Power of Attorney (included on the signature page of this Registration Statement)

__________
*filed herewith